UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Active Health Foods, Inc.
(Exact name of Registrant as specified in charter)

California	26-1736663
(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6185 Magnolia Ave., Suite 403
Riverside, California	92506
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, Par Value $0.001	OTCBB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-164788 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK Authorized 100,000,000 – Par Value $0.001
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

Common Stock, Par Value $0.001, 100,000,000 Shares Authorized.

A description of the common stock to be registered hereunder is contained in Registrant’s Form S-1/A Registration Statement as filed with the SEC on February 2, 2011 (which became effective on February 11, 2011) under File No. 333-164788 and Registrant’s Post Effective Amendment to its Form S-/A Registration Statement [Rule 424(b)3] as filed with the SEC on February 14, 2011, both of which are incorporated herein by reference (in accordance with Rule 12b-32 of the Exchange Act Rules).

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.l

 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACTIVE HEALTH FOODS, INC.

By:           /s/  Gregory Manos
Gregory Manos
Chief Executive Officer

 Dated:                      May 3, 2011